UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 9, 2024, Ron Shelton, Senior Vice President, Chief Financial Officer and Treasurer of Navitas Semiconductor Corporation (“Navitas” or the “Company”), announced his intention to pursue other opportunities effective March 15, 2024. Mr. Shelton will remain CFO and Treasurer under the terms of his employment agreement through the filing of the Company’s annual report on Form 10‑K for the year ended December 31, 2023, which is expected on or before February 29, 2024, and thereafter will provide transition assistance and support to Janet Chou, who will succeed Mr. Shelton as CFO and Treasurer as described below.

(c) On January 10, 2024, the Company announced the appointment of Janet Chou as Executive Vice President, Chief Financial Officer and Treasurer, effective upon the filing of the Company’s annual report on Form 10‑K for the year ended December 31, 2023, which is expected on or before February 29, 2024. Since August 2022, Ms. Chou has been Vice President II, CFO of Global Operations for Western Digital Corporation, a $12 billion Nasdaq-listed developer, manufacturer, and provider of data storage devices and solutions. From October 2019 to June 2022, she was Chief Financial Officer of JCET Group Co., Ltd., a $5 billion global semiconductor company listed on the Shanghai Stock Exchange. Before that Ms. Chou progressed through a series of senior financial management roles at NXP Semiconductors N.V., a $13 billion global semiconductor manufacturer, including Vice President and CFO for Greater China from 2015 to 2019, and Vice President and CFO of the Portable & Computing Business Unit from 2013 to 2015. Ms. Chou, 51, is a certified public accountant and holds a bachelor’s degree in accounting from the University of Texas, San Antonio, and a master’s in business administration from Santa Clara University.

In connection with her appointment, Navitas Semiconductor USA, Inc. (“Navitas US”), a wholly owned subsidiary of the Company, entered into an employment offer letter with Ms. Chou. Under the employment offer letter, Ms. Chou’s initial annual base salary is $380,000, with an opportunity to earn an annual incentive bonus of 60% of her base salary if target financial and other performance goals are achieved, and up to a maximum of 90% of her base salary if the goals are exceeded, in accordance with Navitas’ annual bonus plan. In connection with her recruitment, Ms. Chou will receive a grant of 408,059 restricted stock units under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (“Equity Plan”), which will vest ratably over four years following the grant date, subject to continued employment on the applicable vesting dates. Ms. Chou will be entitled to severance and other benefits under the Navitas Semiconductor Executive Severance Plan (“Severance Plan”) if her employment is involuntarily terminated without cause by Navitas US or by Ms. Chou for good reason, as those terms are defined in the Severance Plan, including six months’ continued base salary and six months’ continued health benefits following termination and, upon attainment of applicable performance goals, a pro-rated annual bonus for the year in which the termination occurs. If such a termination of employment occurs within three months before or 12 months after a change in control of Navitas, as defined in the Severance Plan, then Ms. Chou would be eligible for severance benefits equal to 1.5 times the sum of her base salary and target annual bonus, 12 months’ continued health benefits, a prorated annual bonus for the year in which termination occurs, and full vesting of equity incentive awards outstanding on the date of termination. All payments and benefits under the Severance Plan would be contingent on Ms. Chou signing and not revoking a customary release of claims in favor of Navitas US and the Company.

In connection with Ms. Chou’s appointment, Navitas entered into an indemnification agreement with Ms. Chou substantially in the form of indemnification agreements in effect with all of the Company’s directors and executive officers and certain other key employees. The indemnification agreement provides that Navitas will indemnify Ms. Chou against any and all expenses (including advancement of expenses) incurred by her because of her status as an executive officer, to the fullest extent permitted by Delaware law and the Company’s certificate of incorporation and bylaws.

The foregoing description of Ms. Chou’s employment offer letter, elements of her compensation, and severance and indemnification benefits is qualified in its entirety by reference to the terms and conditions of her employment offer letter, the Equity Plan and Severance Plan, and the form of indemnification agreement included in past or forthcoming filings with the Securities and Exchange Commission.

(e) In connection with the CFO transition, the Company agreed to provide salary and benefits continuation to Mr. Shelton for six months following his departure and to accelerate the vesting of 46,875 unvested restricted stock units held by Mr. Shelton.

Item 7.01. Regulation FD Disclosure.

On January 10, 2024, Navitas issued a press release announcing the appointment of Janet Chou as Executive Vice President, Chief Financial Officer and Treasurer. The press release is furnished as Exhibit 99.1 to this report and incorporated in this Item 7.01 by reference.

On January 9, 2024, Navitas announced its participation at the upcoming investor conferences listed below.

CJS: CJS Winter Conference
January 10, 2024 1-on-1 meetings and fireside chat with Gene Sheridan, CEO, and Ron Shelton, CFO.
Location: Virtual
Fireside Chat Details: January 10, 2024, at 7:15am PT
Presentation Webcast:
https://wsw.com/webcast/cjs6/register.aspx?conf=cjs6&page=nvts&url=https://wsw.com/webcast/cjs6/nvts/1637874

Needham: 26th Annual Needham Growth Conference
January 17, 2024 1-on-1 meetings and fireside chat with Stephen Oliver, VP Corp. Marketing and Investor Relations, and Ron Shelton, CFO.
Location: Lotte New York Palace Hotel
Fireside Chat Details: January 17, 2024 at 11:15am PT
Presentation Webcast:
https://wsw.com/webcast/needham134/register.aspx?conf=needham134&page=nvts&url=https://wsw.com/webcast/needham134/nvts/2299374

Information in this Item 7.01 and Exhibit 99.1 is furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and none of such information is incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated January 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: January 10, 2024
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer